      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 2003

                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DENBURY RESOURCES INC.
                             DENBURY OFFSHORE, INC.
                      DENBURY GATHERING & MARKETING, INC.
                             DENBURY MARINE, L.L.C.
                         DENBURY ENERGY SERVICES, INC.
                          (Exact name of Registrants)

             DELAWARE                             1311                            75-2815171
             DELAWARE                 (Primary Standard Industrial                75-2945532
             DELAWARE                 Classification Code Number)                 75-3056150
            LOUISIANA                                                             72-1311038
              TEXAS                                                               75-2561223
     (State of incorporation                                                   (I.R.S. Employer
         or organization)                                                    Identification No.)

                     PHIL RYKHOEK, CHIEF FINANCIAL OFFICER
                             DENBURY RESOURCES INC.
                       5100 TENNYSON PARKWAY, SUITE 3000
                              DALLAS, TEXAS 75024
                                 (972) 673-2000
(Name, address and telephone number of Registrants' executive offices and agent for service)

                                   COPIES TO:
                               DONALD W. BRODSKY
                                JUDY G. GECHMAN
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                       1100 LOUISIANA STREET, SUITE 1800
                              HOUSTON, TEXAS 77002
                                 (713) 951-3300

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF                 AMOUNT           OFFERING PRICE         AGGREGATE           REGISTRATION
      SECURITIES TO BE REGISTERED         TO BE REGISTERED         PER UNIT        OFFERING PRICE(1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------
7 1/2% Senior Subordinated Notes Due
  2013.................................     $225,000,000             100%             $225,000,000           $18,203
---------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees..................         (3)                  (3)                  (3)                  (4)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933.
(2) Calculated pursuant to Rule 457(f)(2).
(3) No separate consideration will be received for the Subsidiary Guarantees.
(4) Pursuant to Rule 457(n) no fee is due with respect to the Subsidiary Guarantees.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This prospectus contains two forms of prospectus: one to be used by Denbury Resources Inc. in connection with its exchange of 7 1/2% Senior Subordinated Notes Due 2013 described below, and one to be used by an affiliate of Denbury who may wish to offer and sell notes owned by that affiliate in future transactions in which such affiliated holder may be deemed an underwriter within the Securities Act of 1933, as amended. The first form of prospectus is referred to as the "Denbury Prospectus" and the second form of prospectus is referred to as the "Affiliate Reoffer Prospectus." These prospectuses will be identical in all respects except that they will contain a different front cover page and the Affiliate Reoffer Prospectus will contain additional sections under the captions "Plan of Distribution" and "Ownership of Notes of Selling Noteholder." The Denbury Prospectus is included herein in its entirety and is followed by those pages to be used in the Affiliate Reoffer Prospectus that differ from, or are in addition to, those in the Denbury Prospectus. Each of the alternative or additional pages for the Affiliate Prospectus included herein has been labeled "Alternate Page for Affiliate Reoffer Prospectus."

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MAY 14, 2003

                                   (DRI LOGO)

                             DENBURY RESOURCES INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2013
             ($225,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                     A LIKE PRINCIPAL AMOUNT OF REGISTERED
                   7 1/2% SENIOR SUBORDINATED NOTES DUE 2013

     The terms and covenants of the new registered 7 1/2% Senior Subordinated Notes Due 2013 to be issued are substantially identical to those of our outstanding unregistered 7 1/2% Senior Subordinated Notes Due 2013 that you currently hold, except for the transfer restrictions and registration rights applicable to the outstanding notes. This offer will expire at 5:00 p.m., New
York City time, on           , 2003, unless we extend it. The new notes will not
trade on any established exchange.

                               ------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

               The date of this prospectus is             , 2003.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
WHERE YOU CAN FIND MORE INFORMATION....    i
INCORPORATION OF DOCUMENTS BY
  REFERENCE............................    i
FORWARD-LOOKING STATEMENTS.............   ii
SUMMARY................................    1
RISK FACTORS...........................    6
USE OF PROCEEDS........................   10
RATIO OF EARNINGS TO FIXED CHARGES.....   10

                                         PAGE
                                         ----
THE EXCHANGE OFFER.....................   10
DESCRIPTION OF THE NEW NOTES...........   17
CERTAIN U.S. FEDERAL INCOME TAX
  CONSIDERATIONS.......................   62
PLAN OF DISTRIBUTION...................   63
NOTICE TO CANADIAN RESIDENTS...........   63
LEGAL MATTERS..........................   63
EXPERTS................................   64

                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.

                      WHERE YOU CAN FIND MORE INFORMATION

     Denbury Resources Inc. files annual and quarterly reports, proxy statements and other information with the SEC. These documents include specific information regarding Denbury Resources Inc. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Except as set forth below, our reports and other information that are filed with the SEC are not incorporated by reference into this prospectus and, therefore, are not part of this prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that:

     - incorporated documents are considered part of this prospectus;

     - we can disclose to you important business and financial information about us, that is not included in or delivered with this prospectus, by referring you to those other documents; and

     - information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents, and information that we subsequently file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference into this prospectus the documents listed below, as amended and supplemented, and all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that the exchange offer made hereby or any reoffer by the selling noteholder is completed or terminated:

     - Our Annual Report on Form 10-K for the year ended December 31, 2002;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;
       and

     - Our Definitive Proxy Statement dated April 11, 2003.

     You can obtain any of the filings incorporated by reference into this document through us or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference into those documents, are available from us without charge by requesting them in writing or by telephone at the following address and telephone number:

                             Denbury Resources Inc.
                       5100 Tennyson Parkway, Suite 3000
                              Dallas, Texas 75024
                            Attention: Phil Rykhoek
                           Telephone: (972) 673-2000

     If you request any incorporated documents from us, we will mail them to you by first class mail, or by another equally prompt means, within one business day after we receive your request. However, in order to obtain timely delivery of these documents, you must make your request no later than five business days before the expiration date of the exchange offer. You may also obtain these reports through our web site: www.denbury.com under "Investor
Relations -- Shareholder Reports."

     Unless the context requires otherwise, all references in this document to "this prospectus" include all documents incorporated by reference into this prospectus.

                               ------------------

                           FORWARD-LOOKING STATEMENTS

     The statements contained in this prospectus that are not historical facts are forward-looking statements as that is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Such forward-looking statements may concern, among other things, capital expenditures, drilling activity, acquisition plans and proposals and dispositions, development activities, cost savings, production efforts and volumes, estimated and potential hydrocarbon and carbon dioxide reserves, hydrocarbon prices, liquidity, regulatory matters and competition. Such forward-looking statements generally are accompanied by words such as "plan," "estimate," "budgeted," "expect," "predict," "anticipate," "projected," "should," "assume," "believe" or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and our financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of us. Among the factors that could cause actual results to differ materially are:

     - fluctuations of the prices received or demand for our oil and natural gas;

     - the uncertainty of drilling results and reserve estimates;

     - operating hazards;

     - acquisition risks;

     - requirements for capital;

     - general economic or international political conditions including terrorist acts and war;

     - competition and government regulations; and

     - the other risks and uncertainties discussed in this prospectus and set forth from time to time in our public reports, filings and public statements.

                                    SUMMARY

     The following summary highlights selected information appearing in other sections of this prospectus or incorporated by reference herein and may not contain all of the information that is important to you. You should read the entire prospectus and the incorporated documents carefully, including the "Risk Factors" section. In this prospectus, when we use the terms "Denbury," the "Company," "we" or "our," we mean Denbury Resources Inc., and its subsidiaries on a consolidated basis unless otherwise indicated or the context requires otherwise.

                                 ABOUT DENBURY

     We are an independent oil and natural gas company engaged in acquisition, development and exploration activities in the U.S. Gulf Coast region. We are the largest producer of oil and natural gas in Mississippi and have significant operations onshore Louisiana and in the offshore Gulf of Mexico. Our strategy is to increase the value of our properties in our core areas through a combination of acquisitions, exploitation, drilling and proven engineering extraction processes, including secondary (waterflood) and tertiary (carbon dioxide or CO(2) injection) recovery techniques.

     We believe that CO(2) flooding is the most efficient tertiary recovery mechanism for crude oil. Our ownership of critical CO(2) assets, our dominant position as the largest oil and gas producer in Mississippi and our inventory of prospects have positioned us to increase our reserves there at attractive finding costs. We believe that there are significant additional reserves in fields controlled by us along our CO(2) pipeline in Mississippi, in addition to our proved reserves in this area.

     We believe that we have a well-balanced portfolio of development, exploitation and exploration projects, including long-lived oil and shorter-lived natural gas properties. We operate our largest fields, which gives us the significant advantage of being able to control our cost structure and the timing of major operational decisions. A key to our growth has been our strategy of exploitation and development of acquired properties, with a goal of doubling the reserves in place at the time of acquisition.

                                  RISK FACTORS

     You should carefully consider the matters discussed under "Risk Factors" and the other information included in this prospectus. See "Risk Factors" beginning on page 6.

                               THE EXCHANGE OFFER

Background..........................     On March 25, 2003, we completed a
                                         private placement of our currently
                                         outstanding notes, which we refer to in
                                         this prospectus as the old notes. In
                                         connection with that private placement,
                                         we entered into a registration rights
                                         agreement in which we agreed, among
                                         other things, to deliver this
                                         prospectus to you and to complete an
                                         exchange offer.

The Exchange Offer..................     We are offering to exchange our new
                                         notes which have been registered under
                                         the Securities Act of 1933 for a like
                                         principal amount of our outstanding,
                                         unregistered old notes. Old notes may
                                         only be tendered in integral multiples
                                         of $1,000 principal amount at maturity.

                                         As of the date of this prospectus,
                                         $225,000,000 in aggregate principal
                                         amount of our old notes is outstanding.

Resale of New Notes.................     We believe that new notes issued
                                         pursuant to the exchange offer in
                                         exchange for old notes may be offered
                                         for resale, resold and otherwise
                                         transferred by you without compliance
                                         with the registration and prospectus
                                         delivery provisions of the Securities
                                         Act, provided that:

                                         - you are acquiring the new notes in
                                           the ordinary course of your business;

                                         - you are not a broker-dealer who
                                           acquired the new notes directly from
                                           us without compliance with the
                                           registration and prospectus delivery
                                           provisions of the Securities Act;

                                         - you have not engaged in, do not
                                           intend to engage in, and have no
                                           arrangement or understanding with any
                                           person to participate in the
                                           distribution of the new notes; and

                                         - you are not our affiliate as defined
                                           under Rule 405 of the Securities Act.

                                         Each participating broker-dealer that
                                         receives new notes for its own account
                                         pursuant to the exchange offer in
                                         exchange for old notes that were
                                         acquired as a result of market-making
                                         or other trading activity must
                                         acknowledge that it will deliver a
                                         prospectus in connection with any
                                         resale of new notes. See "Plan of
                                         Distribution."

                                         Any holder of old notes who:

                                         - is our affiliate;

                                         - does not acquire new notes in the
                                           ordinary course of its business;

                                         - tenders in the exchange offer with
                                           the intention to participate, or for
                                           the purpose of participating, in a
                                           distribution of new notes; or

                                         - is a broker-dealer that acquired the
                                           old notes directly from us

                                         must comply with the registration and
                                         prospectus delivery requirements of the
                                         Securities Act in connection with the
                                         resale of new notes.

Consequences If You Do Not Exchange
Your Old Notes......................     Old notes that are not tendered in the
                                         exchange offer or are not accepted for
                                         exchange will continue to bear legends
                                         restricting their transfer. You will
                                         not be able to offer or sell the old
                                         notes unless:

                                         - you do so pursuant to an exemption
                                           from the requirements of the
                                           Securities Act;

                                         - the old notes are registered under
                                           the Securities Act; or

                                         - the transaction requires neither such
                                           an exemption nor registration.

                                         After the exchange offer is closed, we
                                         will no longer have an obligation to
                                         register the old notes, except for some
                                         limited exceptions. See "Risk Factors."

Certain Conditions to the Exchange
Offer...............................     The exchange offer is subject to
                                         certain customary conditions, which we
                                         may waive.

Special Procedures for Beneficial
Holders.............................     If you beneficially own old notes which
                                         are registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee and you wish to tender
                                         in the exchange offer, you should
                                         contact such registered holder promptly
                                         and instruct such person to tender on
                                         your behalf. If you wish to tender in
                                         the exchange offer on your own behalf
                                         you must, prior to completing and
                                         executing the letter of transmittal and
                                         delivering your old notes, either
                                         arrange to have the old notes
                                         registered in your name or obtain a
                                         properly completed bond power from the
                                         registered holder. The transfer of
                                         registered ownership may take
                                         considerable time.

Withdrawal Rights...................     You may withdraw your tender of old
                                         notes at any time before the offer
                                         expires.

Accounting Treatment................     We will not recognize any gain or loss
                                         for accounting purposes upon the
                                         completion of the exchange offer. The
                                         expenses of the exchange offer that we
                                         pay will increase our deferred
                                         financing costs in accordance with
                                         generally accepted accounting
                                         principles. See "The Exchange
                                         Offer -- Accounting Treatment."

Certain Tax Consequences............     Your exchange of old notes for new
                                         notes pursuant to the exchange offer
                                         generally will not be a taxable event
                                         for U.S. federal income tax purposes.

Use of Proceeds.....................     We will not receive any proceeds from
                                         the exchange or the issuance of new
                                         notes in connection with the exchange
                                         offer.

Exchange Agent......................     JPMorgan Chase Bank is serving as
                                         exchange agent in connection with the
                                         exchange offer.

                       SUMMARY OF TERMS OF THE NEW NOTES

     The terms and covenants of the new notes are substantially identical to those of the old notes that you currently hold, except for the transfer restrictions and registration rights applicable to the old notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture under which the old notes were issued. For purposes of the description of the new notes included in this prospectus, references to "us," "we," "our" and Denbury refer only to Denbury Resources Inc. and do not include our subsidiaries. The term "notes" in the following summary refers to the new notes.

Issuer..............................     Denbury Resources Inc.

Notes Offered.......................     $225,000,000 aggregate principal amount
                                         of 7 1/2% Senior Subordinated Notes Due
                                         2013.

Maturity Date.......................     April 1, 2013.

Interest Payment Dates..............     April 1 and October 1 of each year,
                                         commencing October 1, 2003.

Optional Redemption.................     Except as set forth below, we cannot
                                         redeem the notes before April 1, 2008.
                                         On or after April 1, 2008, we can
                                         redeem some or all of the notes at the
                                         redemption prices listed under the
                                         caption "Description of the New
                                         Notes -- Optional Redemption."

                                         In addition, at any time and from time
                                         to time, on or before April 1, 2006, we
                                         may redeem up to 35% of the notes with
                                         the proceeds of certain equity
                                         offerings.

Change of Control...................     If a Change of Control occurs, subject
                                         to certain conditions, we must give
                                         holders of the notes an opportunity to
                                         sell to us the notes at a purchase
                                         price of 101% of the principal amount
                                         of the notes, plus accrued and unpaid
                                         interest to the date of the purchase.
                                         The term "Change of Control" is defined
                                         under the caption "Description of the
                                         New Notes -- Change of Control."

Guarantees..........................     The payment of the principal, premium
                                         and interest on the notes will be fully
                                         and unconditionally guaranteed on a
                                         senior subordinated basis by some of
                                         our current and future domestic
                                         subsidiaries. The subsidiary guarantees
                                         will be subordinated to all existing
                                         and future senior indebtedness of our
                                         guarantor subsidiaries, including their
                                         guarantees of our
                                         obligations under our bank credit
                                         facility. See "Description of the New
                                         Notes -- Guarantees."

Ranking.............................     The notes will be our senior
                                         subordinated unsecured obligations. The
                                         notes and the guarantees will rank:

                                         - junior to all of our and the
                                           guarantors' existing and future
                                           senior indebtedness;

                                         - equally with any of our and the
                                           guarantors' existing and future
                                           senior subordinated indebtedness; and

                                         - senior to any of our and the
                                           guarantors' existing and future
                                           subordinated indebtedness.

                                         As of April 30, 2003, the notes would
                                         have ranked junior to approximately
                                         $125 million of senior indebtedness,
                                         all of which would have been secured.
                                         See "Description of the New
                                         Notes -- Ranking."

Restrictive Covenants...............     The indenture governing the notes,
                                         which is the same indenture that
                                         governs the old notes, contains
                                         covenants which limit our ability and
                                         certain of our subsidiaries' ability
                                         to:

                                         - incur additional debt;

                                         - pay dividends on our capital stock or
                                           redeem, repurchase or retire our
                                           capital stock or subordinated debt;

                                         - make investments;

                                         - create liens on our assets;

                                         - create restrictions on the ability of
                                           our restricted subsidiaries to pay
                                           dividends or make other payments to
                                           us;

                                         - engage in transactions with our
                                           affiliates;

                                         - transfer or sell assets; and

                                         - consolidate, merge or transfer all or
                                           substantially all of our assets and
                                           the assets of our subsidiaries.

                                         These covenants are subject to
                                         important exceptions and
                                         qualifications, which are described
                                         under the caption "Description of the
                                         New Notes -- Certain Covenants."

                                  RISK FACTORS

     You should consider carefully the following risk factors, in addition to the other information in this prospectus, before you decide to exchange your old notes for the new notes, including the factors described under the caption "Forward-Looking Statements."

                        RISKS ASSOCIATED WITH THE NOTES

FAILURE TO EXCHANGE YOUR OLD NOTES -- IF YOU FAIL TO EXCHANGE YOUR OLD NOTES, THEY WILL CONTINUE TO BE RESTRICTED SECURITIES AND MAY BECOME LESS LIQUID.

     Old notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue new notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer -- Procedures for Tendering." Such procedures and conditions include timely receipt by the exchange agent of such old notes and of a properly completed and duly executed letter of transmittal.

THERE IS CURRENTLY NO MARKET FOR THE NEW NOTES -- IF AN ACTIVE TRADING MARKET FOR THE NEW NOTES DOES NOT DEVELOP, THE LIQUIDITY AND VALUE OF THE NEW NOTES COULD BE HARMED.

     The new notes constitute a new issue of securities for which there is currently no trading market. We do not intend to apply for listing of the new notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, we cannot assure you that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

     Because we anticipate that most holders of old notes will elect to exchange such old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights, and such old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for such old notes could be adversely affected.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND THE EXISTING SENIOR INDEBTEDNESS OF OUR SUBSIDIARY GUARANTORS.

     The indebtedness evidenced by the notes and the guarantees will be senior subordinated obligations of Denbury and our subsidiaries, respectively. The payment of the principal of, premium on, if any, and interest on the notes and the payment of the subsidiary guarantees are each subordinate in right of payment, as set forth in the indenture, to the prior payment in full of all senior indebtedness of Denbury or our subsidiaries, as the case may be, including the obligations of Denbury under, and any of our subsidiaries' guarantees of Denbury's obligations with respect to, the bank credit facility. Any future subsidiary guarantee will be similarly subordinated to senior indebtedness of such subsidiary guarantor.

     As of April 30, 2003, our senior indebtedness was approximately $125 million, consisting of borrowings under the bank credit facility. Although the indenture contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, in any case, such indebtedness may be senior indebtedness. See "Description of the New Notes -- Certain Covenants -- Limitation on Indebtedness."

IF WE UNDERGO A CHANGE OF CONTROL, WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE NOTES, WHICH WOULD VIOLATE THE TERMS OF THE NOTES.

     Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of such holders' notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The events that constitute a change of control under the indenture would constitute a default under the bank credit facility, which prohibits the purchase of the notes by us in the event of certain change of control events, unless, and until, such time as our indebtedness under the bank credit facility is repaid in full. There can be no assurance that Denbury and our subsidiary guarantors would have sufficient financial resources available to satisfy all of our or their obligations under the bank credit facility and these notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and under the bank credit facility, each of which could have material adverse consequences for us and the holders of the notes. See "Description of the New Notes -- Change of Control."

A SUBSIDIARY GUARANTEE COULD BE VOIDED IF IT CONSTITUTES A FRAUDULENT TRANSFER UNDER U.S. BANKRUPTCY OR SIMILAR STATE LAW, WHICH WOULD PREVENT THE HOLDERS OF THE NOTES FROM RELYING ON THAT SUBSIDIARY TO SATISFY CLAIMS.

     Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     - was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under the guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

     - it could not pay its debts as they became due.

     On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantees are being incurred for proper purposes and in good faith and that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay those debts as they mature. We cannot be certain, however, that a court would agree with our conclusions in this regard.

               RISKS ASSOCIATED WITH OUR INDUSTRY AND OUR COMPANY

STEEP OR PROLONGED DROPS IN PRICES CAN HARM US FINANCIALLY AND HURT OUR ABILITY TO GROW.

     Our revenue, profitability and cash flow depend upon the prices and demand for oil and natural gas. The markets for oil and natural gas are very volatile, as evidenced by the recent volatility in natural gas prices in response to the war between the United States and Iraq. The changes in oil and natural gas prices have a significant impact on the value of our reserves and a decline in prices could cause a write-down, which would negatively affect our net income.

OUR CONTROLLING STOCKHOLDER STILL HOLDS A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK.

     Although over the last five months affiliates of the Texas Pacific Group have sold approximately 37% of our common stock that they owned, they still beneficially own approximately 32% of our outstanding common stock. Texas Pacific Group representatives currently hold four of nine seats on our board of directors. As a result of its ownership and provisions of our certificate of incorporation and bylaws, the Texas Pacific Group has historically had the effective ability to elect all our directors and to control our business and affairs, including decisions with respect to the acquisition or disposition of assets, the future issuance of our common stock or other securities, dividend policy and decisions with respect to our drilling, operating and acquisition expenditure plans.

OIL AND NATURAL GAS DRILLING AND PRODUCING OPERATIONS INVOLVE VARIOUS RISKS.

     Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Operating and developing oil and natural gas properties involves a number of inherent risks, including the risk of personal injury, environmental contamination or loss of wells. In addition, our drilling operations may be curtailed, delayed or canceled as a result of other factors including title problems, adverse weather conditions, and compliance with environmental and other governmental requirements. We may not be able to insure against all of these risks.

A FAILURE TO ACQUIRE PRODUCING PROPERTIES ON A PROFITABLE BASIS IN THE FUTURE MAY SIGNIFICANTLY AFFECT OUR PROFITABILITY AND GROWTH.

     Our significant growth in recent years is attributable in significant part to our acquiring producing properties. Our ability to continue to make successful acquisitions is influenced by many factors beyond our control.

ESTIMATING OUR RESERVES, PRODUCTION AND FUTURE NET CASH FLOW IS DIFFICULT TO DO WITH ANY CERTAINTY.

     Estimates of our proved developed oil and natural gas reserves and the resulting future net revenues contained in this prospectus and elsewhere are based on a number of uncertainties. A drop in prices or estimated production volumes could materially adversely affect our revenues, profitability and financial health.

OUR LEVEL OF INDEBTEDNESS MAY ADVERSELY AFFECT OPERATIONS AND LIMIT OUR GROWTH.

     We make, and will continue to make, substantial capital expenditures to acquire, develop, produce, explore and abandon our oil and natural gas reserves. Our bank borrowing base is adjusted at the banks' discretion and is based in part upon external factors over which we have no control. Further, our cash flow from operations is highly dependent on the prices that we receive for oil and natural gas. Any decrease in our revenues, as a result of lower oil or gas prices or otherwise, could limit our ability to replace reserves or maintain production at current levels. If our cash flow from operations drops significantly, we may be unable to find additional debt or equity financing.

SHORTAGES OF OIL FIELD EQUIPMENT, SERVICES AND QUALIFIED PERSONNEL COULD REDUCE OUR CASH FLOW AND ADVERSELY AFFECT RESULTS OF OPERATIONS.

     Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs and other equipment, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO FIND, DEVELOP OR ACQUIRE ADDITIONAL OIL AND NATURAL GAS RESERVES THAT ARE ECONOMICALLY RECOVERABLE.

     Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and natural gas production. This would lead to lower production and cash flow.

OUR PRODUCTION WILL DECLINE IF OUR ACCESS TO SUFFICIENT AMOUNTS OF CARBON DIOXIDE IS LIMITED.

     The crude oil production from our tertiary recovery projects depends on our having access to sufficient amounts of carbon dioxide (CO(2)). Our ability to produce this oil would be hindered if our supply of CO(2) were limited due to problems with our current CO(2) producing wells and facilities, including compression equipment, or catastrophic pipeline failure. Our anticipated future production growth is also dependent on our ability to increase the production volumes of CO(2). If our crude oil production were to decline, it could have a material adverse effect on our financial condition and results of operations.

OUR USE OF HEDGING ARRANGEMENTS COULD RESULT IN FINANCIAL LOSSES OR REDUCE OUR INCOME.

     To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and may in the future enter into hedging arrangements for a portion of our oil and natural gas production. Hedging arrangements expose us to risk of financial loss in some circumstances, including when:

     - production is less than expected;

     - the counter-party to the hedging contract defaults on its contract obligations (as was the case with respect to our hedges placed in 2001 with an Enron subsidiary as counter-party, which resulted in our suffering a loss); or

     - there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

     In addition, these hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas.

THE LOSS OF MORE THAN ONE OF OUR LARGE OIL AND NATURAL GAS PURCHASERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

     For the year ended December 31, 2002, two purchasers each accounted for more than 10% of our oil and natural gas revenues and in the aggregate, for 25% of these revenues. We would not expect the loss of any single purchaser to have a material adverse effect upon our operations. However, the loss of a large single purchaser could potentially reduce the competition for our oil and natural gas production, which in turn could negatively impact the prices we receive.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for each of the last five years ended December 31. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes and equity method earnings of affiliates, plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs, and the interest portion of fixed rent expense.

                                                YEAR ENDED DECEMBER 31,             THREE MONTHS ENDED MARCH 31,
                                      -------------------------------------------   ----------------------------
                                       1998      1999     2000     2001     2002                2003
                                      -------   ------   ------   ------   ------   ----------------------------
Ratio of earnings to fixed
  charges...........................   --(a)     1.3x     5.8x     4.6x     3.6x          5.2x

---------------

(a) Earnings were inadequate to cover fixed charges in 1998 by $285.0 million. The deficiency was primarily due to a $280 non-cash million writedown of our full cost pool as a result of the low oil prices during 1998.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers, under which we agreed to use our best efforts to file and have declared effective under the Securities Act of 1933 an exchange offer registration statement.

     We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of new notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act, who exchanges old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the new notes.

     Any holder of the old notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of new notes. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions of the exchange offer, we will accept any and all old notes validly tendered prior to 5:00 p.m., New York time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date, unless extended as described in this prospectus. We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $225,000,000 of new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in $1,000 increments of principal amount at maturity.

     The terms and covenants of the new registered 7 1/2% Senior Subordinated Notes Due 2013 to be issued are substantially identical to those of our outstanding unregistered 7 1/2% Senior Subordinated Notes Due 2013 that you currently hold, except for the transfer restrictions and registration rights applicable to the outstanding notes. The new notes will evidence the same debt as the old notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $225,000,000 in aggregate principal amount of the old notes is outstanding.

     In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as depositary. Except as described under "Description of the New
Notes -- Book-Entry, Delivery and Form," the new notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of the New Notes -- Book-Entry, Delivery and Form."

     Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but will not be entitled to any registration rights under the registration rights agreement.

     We shall be considered to have accepted validly tendered old notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the old notes, without expense, to the tendering holder as quickly as possible after the expiration date.

     Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date for the exchange offer is 5:00 p.m., New York City
time, on           , 2003, unless extended by us in our sole discretion (but in
no event to a date later than           , 2003), in which case the term
"expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We reserve the right, in our sole discretion:

     - to delay accepting any old notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

     - to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

     If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

INTEREST ON THE NEW NOTES

     Interest on the new notes will accrue at the rate of 7 1/2% per annum from the most recent date to which interest on the new notes has been paid or, if no interest has been paid, from the date of the indenture governing the notes. Interest will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2003.

PROCEDURES FOR TENDERING

     Unless the tender is being make in book-entry form, to tender in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of it,

     - have the signatures guaranteed if required by the letter of transmittal, and

     - mail or otherwise deliver the letter of transmittal or the facsimile, the old notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the caption "Exchange Agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     The tender by a holder of old notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the old notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an eligible guarantor institution.

     In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or

     - an "eligible guarantor institution."

     If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

     If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered old notes in our sole discretion. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of old notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     By tendering old notes for exchange, each holder represents to us, among other things, that:

     - the new notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not such person is the holder;

     - neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes; and

     - neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act) or, if such person is an affiliate, that such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     A holder who wishes to tender its old notes and:

     - whose old notes are not immediately available;

     - who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     - who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if:

     - the tender is made through an eligible guarantor institution;

     - before the expiration date, the exchange agent receives from the eligible guarantor institution:

        - a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery;

        - the name and address of the holder;

        - the certificate number(s) of the old notes and the principal amount at maturity of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the old notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person who deposited the old notes to be withdrawn,

     - identify the old notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such old notes),

     - be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such old notes into the name of the person withdrawing the tender, and

     - specify the name in which any such old notes are to be registered, if different from that of the depositor.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any old notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued unless the old notes withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

     JPMorgan Chase Bank has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, using the contact information set forth in the letter of transmittal. For information or questions you can reach the exchange agent at (713) 216-4931.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

     Holders who tender their old notes for exchange will not be obligated to pay transfer taxes. If, however:

     - new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered, or

     - if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURES TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE

     Issuance of the new notes in exchange for the old notes under the exchange offer will be made only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender such old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

     In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

     - the remaining old notes may be resold only if registered pursuant to the Securities Act, or if any exemption from registration is available, under such exemption, or may be sold if neither such registration nor such exemption is required by law;

     - the remaining old notes will bear a legend restricting transfer in the absence of registration.

     We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

                          DESCRIPTION OF THE NEW NOTES

     Certain terms used in this description are defined under the subheading "-- Certain Definitions." As used in this section, the terms "Company," "we," "us" and "our" refer only to Denbury Resources Inc., the issuer of the Notes, and not to any of its subsidiaries. The term "Notes" in this description refers to new notes.

GENERAL

     The Notes are to be issued under an Indenture, dated as of March 25, 2003 (the "Indenture"), among the Company, its subsidiaries and JPMorgan Chase Bank, as Trustee (the "Trustee"). This is the same indenture under which the old notes were issued. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of these Notes. You may request copies of the Indenture at our address set forth under the heading "Incorporation of Documents by Reference."

TERMS OF THE NOTES

     The Notes will be unsecured senior subordinated obligations of the Company, initially limited to $225.0 million aggregate principal amount, and will mature on April 1, 2013. The Notes will bear interest at the rate per annum shown on the cover page hereof from the date of original issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date on April 1 and October 1 of each year, commencing October 1, 2003. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at 1% per annum in excess of such rate. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Principal of and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at our office or agency in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee), except that, at our option, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Note Register.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Subject to the covenants described below under "-- Certain Covenants" and applicable law, the Company may issue additional Notes under the Indenture in an unlimited principal amount (the "Additional Notes"). The Notes offered hereby and any Additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the New Notes," references to the Notes include any Additional Notes actually issued.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to April 1, 2008. Thereafter, the Notes will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1, of the years set forth below:

                                                            REDEMPTION
PERIOD                                                        PRICE
------                                                      ----------
2008......................................................    103.75%
2009......................................................    102.50
2010......................................................    101.25
2011 and thereafter.......................................    100.00

     In addition, prior to April 1, 2006, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 107.50%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Stock Offerings; provided that

     (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

     (2) each such redemption occurs within 60 days after the date of consummation of the related Stock Offering.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions
"-- Change of Control" and "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

GUARANTEES

     The Subsidiary Guarantors, jointly and severally, as primary obligors and not merely as sureties, will irrevocably, fully and unconditionally guarantee (each, a "Subsidiary Guarantee") on a senior subordinated basis the performance and the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all the obligations of the Company under the Indenture and the Notes (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Company will derive a substantial portion of its operating income and cash flow from its subsidiaries, including the Subsidiary Guarantors, the common stock of which may be pledged to secure the Company's indebtedness outstanding under the Credit Facilities. Each Subsidiary Guarantor will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee and the Holders in enforcing any rights under the Subsidiary Guarantee with respect to the Subsidiary Guarantor. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary

Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors -- Risks Associated with the Notes -- A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of notes from relying on that subsidiary to satisfy claims."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     Each Subsidiary Guarantee is a continuing guarantee and shall:

          (1) subject to certain limited exceptions, remain in full force and effect until payment in full of all the Guaranteed Obligations;

          (2) be binding upon the Subsidiary Guarantor; and

          (3) enure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "-- Certain Covenants -- Merger and Consolidation"; provided, however, that if such Person is not the Company, the Subsidiary Guarantor's obligations under the Indenture and its Subsidiary Guarantee must be expressly assumed by such other Person. However, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee. See
"-- Certain Covenants -- Merger and Consolidation."

RANKING

  Senior Indebtedness versus Notes

     The indebtedness evidenced by the Notes and the Subsidiary Guarantees will be unsecured, general obligations of the Company and the relevant Subsidiary Guarantor, as the case may be, subordinated in right of payment, as set forth in the Indenture, to the prior payment of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Company under, and such Subsidiary Guarantor's guarantee, if any, of the Company's obligations with respect to, the Credit Facilities.

     As of April 30, 2003:

          (1) the Senior Indebtedness of the Company was approximately $125 million, all of which was secured debt of the Company under the Credit Agreement; and

          (2) the Senior Indebtedness of the Subsidiary Guarantors was approximately $125 million, all of which represented their respective guarantees of Senior Indebtedness of the Company under the Credit Agreement.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-- Certain Covenants -- Limitation on Indebtedness."

  Other Senior Subordinated Indebtedness versus Notes

     Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively.

     As of April 30, 2003:

          (1) the Company's Senior Subordinated Indebtedness was approximately $225.0 million, consisting solely of the Notes; and

          (2) the Senior Subordinated Indebtedness of the Subsidiary Guarantors was approximately $225.0 million, consisting of their respective guarantees of Senior Subordinated Indebtedness of the Company represented by the Notes.

     The Company and each Subsidiary Guarantor will agree in the Indenture that they will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liabilities of Non-Guarantor Subsidiaries versus Notes

     A substantial portion of the operations of the Company are currently conducted through its Subsidiaries. All of our existing Restricted Subsidiaries are Guaranteeing the Notes. However, our Unrestricted Subsidiaries will not, and certain future Subsidiaries of the Company may not, be required to guarantee the Notes. Claims of creditors of any non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders (if any) of such non-guarantor Subsidiaries generally would have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of creditors of the Company, including holders of the Notes, even though such obligations would not constitute Senior Indebtedness of the Company. The Notes, therefore, would be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of such non-guarantor Subsidiaries of the Company. Although the Indenture limits the incurrence of Indebtedness and the issuance of preferred stock of certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "-- Certain Covenants -- Limitation on Indebtedness."

  Payment of Notes

     The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below or may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if:

          (1) any Designated Senior Indebtedness of the Company is not paid when due; or

          (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the applicable Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (1) or (2) of the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

          (2) because the default giving rise to such Blockage Notice is no longer continuing; or

          (3) because such Designated Senior Indebtedness has been repaid in full in cash).

Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company must resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

          (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Noteholders are entitled to receive any payment in respect of the Notes;

          (2) until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled from the Company but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness of the Company as their interests may appear; and

          (3) if a distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such holders of the acceleration.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are unsecured senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to each Subsidiary Guarantor and the obligations of each such Subsidiary Guarantor under its respective Subsidiary Guarantee.

     By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the

Company or such Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company or a Subsidiary Guarantor who are not holders of Senior Indebtedness of the Company or such Subsidiary Guarantor may recover less, ratably, than holders of Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, and may recover more, ratably, than the Noteholders.

     Notwithstanding the foregoing, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-- Defeasance" below will not be contractually subordinated in right of payment to any Senior Indebtedness of the Company or subject to the restrictions described herein.

BOOK-ENTRY, DELIVERY AND FORM

     The old notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Old notes also were offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, old notes were issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Old notes were issued only against payment in immediately available funds.

     Rule 144A Notes initially will be represented by one or more temporary global notes in registered form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more notes in registered form without interest coupons (collectively, the "Temporary Regulation S Global Notes"). Beneficial ownership interests in a Temporary Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the "Permanent Regulation S Global Note") or a definitive note in registered certificated form (a "Certificated Note") prior to the expiration of the Distribution Compliance Period (as defined below) and then only (i) upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for a Certificated Note, in compliance with the requirements described under "-- Exchange of Global Notes for Certificated Notes". The Temporary Regulation S Global Note and the Permanent Regulation S Global Note are referred to herein as the "Regulation S Global Notes" and the Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as the "Global Notes". The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the "Distribution Compliance Period"), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC). Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "-- Exchanges between Regulation S Notes and Rule 144A Notes".

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer set forth therein and in the Indenture and will bear a restrictive legend. Regulation S Notes will also bear a restrictive legend. In addition, transfers of beneficial interests in the

Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Distribution Compliance Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF AN INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to certain transfer restrictions, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with any transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of beneficial ownership interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for Certificated Notes if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing an Event of Default with respect to the Notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the legend restricting transfers that is borne by such Global Note unless that legend is not required under applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with any transfer restrictions applicable to such Notes.

EXCHANGES BETWEEN REGULATION S NOTES AND RULE 144A NOTES

     Beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note or the Rule 144A Global Note only after the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Note are owned by or are being transferred to either non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

     Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

     Transfers involving exchanges of beneficial interests between the Regulation S Global Note and the Rule 144A Global Note will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a

Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Distribution Compliance Period.

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CHANGE OF CONTROL

     (a) Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in paragraph (b) below:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent corporation);

          (2) during any period of two consecutive years from and after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (3) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to another Person (other than a Person that is controlled (as defined in the definition of "Affiliate") by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     In the event that at the time of such Change of Control the terms of the Indebtedness under the Credit Agreement restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in paragraph (b) below, but in any event within 30 days following any Change of Control, the Company shall:

          (1) repay in full the Indebtedness under the Credit Agreement; or

          (2) obtain the requisite consent under the agreements governing the Indebtedness under the Credit Agreement to permit the repurchase of the Notes as provided for in paragraph (b) below.

     (b) Within 30 days following a Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control); (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "Certain

Covenants -- Limitation on Indebtedness" and "-- Limitation on Liens." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The Credit Agreement prohibits the Company from purchasing any Notes and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of Notes.

     Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

     The Company will not be required to make an offer to purchase the Notes as a result of a Change of Control if a third party:

          (1) makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture relating to the Company's obligations to make such an offer; and

          (2) purchases all Notes validly tendered and not withdrawn under such an offer.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.25 to 1.0.

     (b) Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary may Incur the following Indebtedness:

          (1) Indebtedness Incurred pursuant to any Credit Facility, so long as the aggregate amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the aggregate amount of borrowing availability as of such date under all Credit Facilities that determine availability on the basis of a borrowing base or other asset-based calculation; provided, however, that in no event shall such amount exceed the greater of (x) $300 million and (y) 75% of ACNTA as of the date of such Incurrence;

          (2) Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (3) The Notes and the Exchange Notes (other than any Additional
     Notes);

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

          (5) Indebtedness of (A) a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and (B) the Company or a Restricted Subsidiary Incurred for the purpose of financing all or any part of the cost of acquiring oil and gas properties, another Person (other than a Person that was, immediately prior to such acquisition, a Subsidiary of the Company) engaged in the Oil and Gas Business or all or substantially all the assets of such a person; provided, however, that, in the case of each of clause (A) and clause (B) above, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio equals or exceeds 2.0 to 1.0;

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4), (5) above, this clause (6) or clause (7) below; provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Restricted Subsidiary described in clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary or the Company;

          (7) Non-recourse Purchase Money Indebtedness;

          (8) Indebtedness with respect to Production Payments; provided, however, that any such Indebtedness shall be Limited Recourse Production Payments; provided further, however, that the Net Present Value of the reserves related to such Production Payments shall not exceed 30% of ACNTA at the time of Incurrence;

          (9) Indebtedness consisting of the Subsidiary Guarantees and any Guarantee by a Subsidiary Guarantor of Indebtedness Incurred by the Company pursuant to clauses (1) and (3);

          (10) Indebtedness consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to the Indenture;

          (11) Indebtedness under Oil and Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (12) Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (13) Indebtedness of the Company or a Restricted Subsidiary Incurred to finance capital expenditures and Refinancing Indebtedness Incurred in respect thereof in an aggregate amount which, when taken together with the amount of all other Indebtedness Incurred pursuant to this clause (13) since the Issue Date and then outstanding, does not exceed $20 million;

          (14) Permitted Marketing Obligations;

          (15) In-kind obligations relating to oil and gas balancing positions arising in the ordinary course of business; and

          (16) Indebtedness in an aggregate amount which, together with the amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (15) above or paragraph (a)) does not exceed $30 million.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guarantor, as the case may be, to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with the foregoing covenant:

          (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses; provided that any Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

     and

          (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     INCURRENCE OF LAYERED INDEBTEDNESS. Notwithstanding paragraphs (a) and (b) of the covenant described above under "-- Limitation on Indebtedness," the Company shall not, and the Company shall not permit any Subsidiary Guarantor to, Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person.

     LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

             (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit);

             (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

             (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale subsequent to the Issue Date of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan; provided, however, that if such employee stock ownership plan incurs any Indebtedness with respect thereto, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to such Indebtedness;

             (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

             (E) an amount equal to the sum of (i) the net reduction in Investments made by the Company or any Restricted Subsidiary in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (1) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (2) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3) (B) of paragraph (a) above (but only to the extent that such Net Cash Proceeds were used to purchase or redeem such Capital Stock as provided in this clause (2));

          (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (4) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2 million in any calendar year; provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

          (5) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (5); provided, however, that such loans shall be excluded in the calculation of the amount of Restricted Payments; or

          (6) other Restricted Payments in an aggregate amount not to exceed $20 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or a Restricted Subsidiary,
(b) to make any loans or advances to the Company or a Restricted Subsidiary or
(c) to transfer any of its property or assets to the Company or a Restricted Subsidiary, except:

          (1) any encumbrance or restriction in the Credit Agreement on the Issue Date or pursuant to any other agreement in effect on the Issue Date;

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

          (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

          (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) In the event and to the extent that the Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset

Dispositions (other than an Asset Disposition referred to in clause (c) below) occurring on or after the Issue Date in any period of 12 consecutive months exceeds 15% of Adjusted Consolidated Net Tangible Assets as of the beginning of such 12-month period, then the Company shall:

          (1) within 180 days (in the case of (A) below) or 18 months (in the case of (B) below) after the date such Net Available Cash so received exceeds such 15% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Available Cash to repay Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the Company or any Affiliate of the Company or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets or Permitted Business Investments; or

          (2) apply such excess Net Available Cash (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this covenant. The amount of such excess Net Available Cash required to be applied during the applicable period and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to, the date of purchase (the "Excess Proceeds Payment"), but, if the terms of any other Senior Subordinated Indebtedness require that an offer be made for such Senior Subordinated Indebtedness contemporaneously with the Excess Proceeds Offer, then the Excess Proceeds shall be prorated between the Excess Proceeds Offer and the offer for such other Senior Subordinated Indebtedness in accordance with the aggregate outstanding principal amounts (or, in the case of other Senior Subordinated Indebtedness issued with significant original issue discount, accreted value) of the Notes and such other Senior Subordinated Indebtedness, and the aggregate principal amount of Notes for which the Excess Proceeds Offer is made shall be reduced accordingly.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under this covenant and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

     (c) In the event of an Asset Disposition by the Company or any Restricted Subsidiary that consists of a sale of hydrocarbons and results in Production Payments, the Company or such Restricted Subsidiary shall apply an amount equal to the Net Available Cash received by the Company or such Restricted Subsidiary to:

          (1) reduce Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the Company or any Affiliate of the Company, within 180 days after the date such Net Available Cash is so received; or

          (2) invest in Additional Assets or Permitted Business Investments within 18 months after the date such Net Available Cash is so received.

     LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

          (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2) if such Affiliate Transaction involves an amount in excess of $15 million, are set forth in writing and have been approved by the Board of Directors, including a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

          (3) if such Affiliate Transaction involves an amount in excess of $25 million, have been determined by a nationally recognized investment banking firm or other qualified independent appraiser to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (1) any sale of hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Oil and Gas Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

          (2) the sale to an Affiliate of the Company of Capital Stock of the Company that does not constitute Disqualified Stock, and the sale to an Affiliate of the Company of Indebtedness (including Disqualified Stock) of the Company in connection with an offering of such Indebtedness in a market transaction and on terms substantially identical to those of other purchasers in such market transaction;

          (3) transactions contemplated by any employment agreement or other compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or any Restricted Subsidiary;

          (5) transactions between or among the Company and its Restricted Subsidiaries;

          (6) transactions between the Company or any of its Restricted Subsidiaries and Persons that are controlled (as defined in the definition of "Affiliate") by the Company (an "Unrestricted Affiliate"); provided that no other Person that controls (as so defined) or is under common control with the Company holds any Investments in such Unrestricted Affiliate;

          (7) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Limitation on Restricted Payments";

          (8) loans or advances to employees in the ordinary course of business and approved by the Company's Board of Directors in an aggregate principal amount not to exceed $2.5 million outstanding at any one time; and

          (9) purchase and supply transactions with Genesis Energy, L.P. or its Affiliates in the ordinary course of business consistent with past practice.

     LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior to) any and all other Indebtedness secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Permitted Liens and Liens securing Senior Indebtedness.

     MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person, unless:

          (1) (A) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and
     (B) the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness";

          (4) immediately after giving effect to such transaction, the Successor Company shall have Adjusted Consolidated Net Tangible Assets that are not less than the Adjusted Consolidated Net Tangible Assets prior to such transaction;

          (5) in the case of a conveyance, transfer or lease of all or substantially all the assets of the Company and its Restricted Subsidiaries, taken as a whole, such assets shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; and

          (6) the Company shall have complied with certain additional conditions set forth in the Indenture;

provided, however, that clauses (3) and (4) shall not be applicable to any such transaction solely between the Company and any Restricted Subsidiary.

     The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

     The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Guarantee Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

          (3) in the case of a conveyance, transfer or lease of all or substantially all the assets of a Subsidiary Guarantor, such assets shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; and

          (4) the Company shall have complied with certain additional conditions contained in the Indenture.

The provisions of clauses (1) and (2) above shall not apply to any one or more transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

     SEC REPORTS. Notwithstanding that the Company may not at any time be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     In addition, the Company shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

     FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Restricted Subsidiary that represents at least 10% of the book assets of, or 10% of the ACNTA of, the Company and its Restricted Subsidiaries, taken as a whole, and that has an aggregate of $15.0 million or more of Indebtedness and Preferred Stock outstanding at any time to promptly Guarantee the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth in the Indenture.

DEFAULTS

     An Event of Default is defined in the Indenture as:

          (1) a default in the payment of interest on the Notes when due, continued for 30 days;

          (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

          (3) the failure by the Company to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above;

          (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes), "-- Certain Covenants," "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "-- Limitation on Affiliate Transactions," "-- Limitation on Liens," "Future Subsidiary Guarantors" or "SEC Reports";

          (5) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

          (6) Indebtedness of the Company (other than Limited Recourse Production Payments and Non-recourse Purchase Money Indebtedness) is not paid within any applicable grace period after final maturity or the maturity of such Indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

          (8) any judgment or decree for the payment of money in an uninsured or unindemnified amount in excess of $10 million or its foreign currency equivalent at the time is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived, bonded or stayed within 10 days after notice (the "judgment default provision"); or

          (9) any Subsidiary Guarantee ceases or otherwise fails to be in full force and effect (other than in accordance with the terms thereof) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee if such default continues for a period of ten days after notice thereof to the Company (the "guarantee default provision").

However, a default under clauses (4), (5), (8) and (9) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

          (1) reduce the amount of Notes whose holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption";

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders; or

          (9) make any change in any Subsidiary Guarantee that could adversely affect such holder.

     Without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to:

          (1) cure any ambiguity, omission, defect or inconsistency;

          (2) provide for the assumption by a successor corporation of the obligations of the Company or the Subsidiary Guarantors under the Indenture;

          (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor thereunder;

          (5) add guarantees with respect to the Notes (including any Subsidiary Guarantee);

          (6) secure the Notes;

          (7) add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

          (8) make any change that does not adversely affect the rights of any holder of the Notes; or

          (9) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the guarantee default provision described under "-- Defaults" above and the limitations contained in clauses (3) and (4) under the first and third paragraphs of "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "-- Defaults" above or because of the failure of the Company to comply with clause (3) or (4) under the first or third paragraph of "-- Certain Covenants -- Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     JPMorgan Chase Bank is to be the Trustee under the Indenture and will be appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Capital Stock) in the Oil and Gas Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in the Oil and Gas Business.

     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination:

     (a) the sum of:

          (1) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and (B) estimated crude oil and natural gas reserves of the Company and its

     Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report which would, in the case of determinations made pursuant to clauses
     (A) and (B), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to (C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which would, in the case of determinations made pursuant to clauses (C) and (D), in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

          (2) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements;

          (3) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

          (4) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company's latest audited financial statements (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

     (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

          (1) minority interests;

          (2) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

          (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

          (4) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its

     Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

          (5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

          (2) for purposes of the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments," a disposition of all or substantially all the assets of the Company in compliance with "-- Certain Covenants -- Merger and Consolidation" or a disposition that constitutes a Change of Control pursuant to clause (3) of the definition thereof;

          (3) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

          (4) the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

          (5) the trade or exchange by the Company or any Restricted Subsidiary of any crude oil and natural gas property owned or held by the Company or such Restricted Subsidiary for any crude oil and natural gas property owned or held by another Person; or

          (6) the sale or transfer of hydrocarbons or other mineral products or surplus or obsolete equipment;

in each case in the ordinary course of business.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale/Leaseback Transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (2) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday (as defined in the Indenture).

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of

     (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to

     (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (other than an Asset Disposition involving assets having a fair market value of less than the greater of two and one-half percent (2.5%) of Adjusted Consolidated Net Tangible Assets as of the end of the Company's then most recently completed fiscal year and $3.0 million), then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition (including by way of lease) of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which would properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated balance sheet of the Company and its Restricted subsidiaries at such date, after eliminating:

          (1) all intercompany items between the Company and any Restricted Subsidiary; and

          (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations and imputed interest with respect to Attributable Debt;

          (2) capitalized interest;

          (3) non-cash interest expense;

          (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5) net costs (including amortization of fees and up-front payments) associated with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being net payees as to future payouts under such caps or options, and interest rate and currency swaps and forwards for which the Company or any of its Restricted Subsidiaries has paid a premium;

          (6) dividends (excluding dividends paid in shares of Capital Stock which is not Disqualified Stock) in respect of all Disqualified Stock held by Persons other than the Company or a Wholly Owned Subsidiary;

          (7) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary to the extent such Indebtedness constitutes Indebtedness of the Company or any Restricted Subsidiary (whether or not such Guarantee or Lien is called upon); provided, however, "Consolidated Interest Expense" shall not include any (x) amortization of costs relating to original debt issuances other than the amortization of debt discount related to the issuance of zero coupon securities or other securities with an original issue price of not more than 90% of the principal thereof, (y) Consolidated Interest Expense with respect to any Indebtedness Incurred pursuant to clause (b) (8) of the covenant described under "-- Certain
     Covenants -- Limitation on Indebtedness" and (z) noncash interest expense Incurred in connection with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being either neutral or net payors as to future payouts under such caps or options.

     "Consolidated Net Income" means, for any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

             (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) extraordinary gains or losses;

          (6) any non-cash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries;

          (7) any write-downs of noncurrent assets; provided, however, that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and

          (8) the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a) (3) (E) thereof.

     "Consolidated Net Tangible Assets," as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

          (1) minority interests in Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

          (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

          (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

          (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (5) treasury stock;

          (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

          (7) Investments in and assets of Unrestricted Subsidiaries.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

          (1) the par or stated value of all outstanding Capital Stock of the Company plus

          (2) paid-in capital or capital surplus relating to such Capital Stock plus

          (3) any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Credit Agreement" means that certain Third Amended and Restated Credit Agreement, dated September 12, 2002, as amended, by and among the Company and Bank One, N.A. (or any successor thereto or replacement thereof), as administrative agent and as a lender, and certain other institutions, as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, refinanced or increased in whole or in part, from time to time.

     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" in respect of a Person means:

          (1) all the obligations of such Person under any Credit Facility (including the Credit Agreement); and

          (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

          (3) is redeemable, in whole or in part, at the option of the holder thereof;

in each case described in the immediately preceding clauses (1), (2) or (3), on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

          (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and
     "-- Certain Covenants -- Change of Control"; and

          (y) any such requirement only becomes operative after compliance with such corresponding terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) provision for taxes based on income or profits;

          (2) depletion and depreciation expense;

          (3) amortization expense;

          (4) exploration expense (if applicable to the Company after the Issue
     Date);

          (5) unrealized foreign exchange losses; and

          (6) all other non-cash charges, including non-cash charges taken pursuant to FAS 133 (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period except such amounts as the Company determines in good faith are nonrecurring);

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

          (1) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments;

          (2) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments; and

          (3) unrealized foreign exchange gains.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depletion, depreciation, amortization and exploration and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FAS 133" means Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities."

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor or any other Person becomes subject to the applicable terms and conditions of the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than six months after the date of taking delivery of title to such property), including all obligations of such Person for the deferred purchase price of property under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);

          (6) all obligations of such Person relating to any Production Payment;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);

          (8) all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such first-mentioned Person (whether or not such obligation is assumed by such first-mentioned Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, assuming the contingency giving rise to the obligation were to have occurred on such date, of any Guarantees outstanding at such date.

     None of the following shall constitute Indebtedness:

          (1) indebtedness arising from agreements providing for indemnification or adjustment of purchase price or from guarantees securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company or any of its Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (2) any trade payables or other similar liabilities to trade creditors and other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property;

          (3) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (4) amounts due in the ordinary course of business to other royalty and working interest owners;

          (5) obligations arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business;

          (6) obligations (other than express Guarantees of indebtedness for borrowed money) in respect of Indebtedness of other Persons arising in connection with (A) the sale or discount of accounts receivable, (B) trade acceptances and (C) endorsements of instruments for deposit in the ordinary course of business;

          (7) obligations in respect of performance bonds provided by the Company or its Subsidiaries in the ordinary course of business and refinancing thereof;

          (8) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however that such obligation is extinguished within two Business Days of its incurrence; and

          (9) obligations in respect of any obligations under workers' compensation laws and similar legislation.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or joint interest partners or drilling partnerships sponsored by the Company or any Restricted Subsidiary in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "-- Certain
Covenants -- Limitation on Restricted Payments":

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Limited Recourse Production Payments" means, with respect to any Production Payments, Indebtedness, the terms of which limit the liability of the Company and its Restricted Subsidiaries solely to the hydrocarbons covered by such Production Payments; provided, however, that no default with respect to such Indebtedness would permit any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

          (1) any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

          (2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

     "Moody's" means Moody's Investor's Service, Inc. and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

          (1) all legal, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Present Value" means, with respect to any proved hydrocarbon reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the SEC in effect on the Issue Date.

     "Net Working Capital" means:

          (1) all current assets of the Company and its Restricted Subsidiaries; minus

          (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

determined in accordance with GAAP.

     "Non-recourse Purchase Money Indebtedness" means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which:

          (1) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

          (2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

     "Oil and Gas Business" means the business of the exploration for, and exploitation, development, acquisition, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

     "Oil and Gas Hedging Contract" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

     "Oil and Gas Liens" means:

          (1) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

          (2) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

          (3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

          (4) Liens arising in connection with Production Payments; and

          (5) Liens on pipelines or pipeline facilities that arise by operation of law.

     "Permitted Business Investment" means any investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

          (1) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests; and

          (2) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

     "Permitted Holders" means TPG Advisors, Inc. or any Person who on the Issue Date was an Affiliate thereof or any Person controlled by TPG Advisors, Inc.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is an Oil and Gas Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is an Oil and Gas Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

          (9) Permitted Business Investments;

          (10) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 5.0% of ACNTA (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon and to the extent of the return of capital thereof); and

          (11) Investments made pursuant to Hedging Obligations of the Company and the Restricted Subsidiaries.

     "Permitted Liens" means, with respect to any Person:

          (1) Liens existing as of the Issue Date;

          (2) Liens securing the Notes, any Subsidiary Guarantee and other obligations arising under the Indenture;

          (3) any Lien existing on any property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries;

          (4) any Lien existing on any property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other property of the Company or the Restricted Subsidiaries;

          (5) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (i) easements, rights of way and similar encumbrances, (ii) rights or title of lessors under leases (other than Capital Lease Obligations), (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (iv) Liens imposed by law, including Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (v) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (vi) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business);

          (6) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

          (7) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $10.0 million;

          (8) Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries;

          (9) Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that such Liens attach only to the property acquired with the proceeds of such purchase money Indebtedness or the property which is the subject of such Capital Lease Obligations;

          (10) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness; and (ii) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

          (11) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any Restricted Subsidiary so long as such deposit of funds is permitted by the provisions of the Indenture described under "-- Limitation on Restricted Payments";

          (12) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

          (13) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (1), (2), (3), (4), (9) and (10) above; provided, however, that (i) such new Lien shall be limited to all or part of the same property (including future improvements thereon and accessions thereto) subject to the original Lien and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

          (14) Liens in favor of the Company or a Restricted Subsidiary.

Notwithstanding anything in this definition to the contrary, the term "Permitted Liens" shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments other than:

          (1) any such Liens existing as of the Issue Date;

          (2) Production Payments in connection with the acquisition of any property after the Issue Date; provided that any such Lien created in connection therewith is created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, such property;

          (3) Production Payments other than those described in clauses (1) and
     (2), to the extent such Production Payments constitute Asset Dispositions made pursuant to and in compliance with the provisions of the Indenture described under "-- Limitation on Sales of Assets and Subsidiary Stock"; and

          (4) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company and any Restricted Subsidiary;

provided, however, that, in the case of the immediately foregoing clauses (1),
(2), (3) and (4), any Lien created in connection with any such Production Payments shall be limited to the property that is the subject of such Production Payments.

     "Permitted Marketing Obligations" means Indebtedness of the Company or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligation, of the Company or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Company or any Restricted Subsidiary of hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided, however, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Restricted Subsidiary, then either:

          (1) the Person with which the Company or such Restricted Subsidiary has contracts to sell has an investment grade credit rating from S&P or Moody's, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating from S&P or Moody's; or

          (2) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person's obligations to the Company or such Restricted Subsidiary under such contracts.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     The term "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

          (4) if the Indebtedness being Refinanced is Non-recourse Purchase Money Indebtedness, such Refinancing Indebtedness satisfies clauses (1) and
     (2) of the definition of "Non-recourse Purchase Money Indebtedness;" provided further, however, that Refinancing Indebtedness shall not include
     (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company or of a Subsidiary Guarantor.

     "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and
     (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Company, Inc., and its successors.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, provided that the fair market value of such property (as reasonably determined by the Board of Directors acting in good faith) is $10 million or more.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Senior Indebtedness" means with respect to any Person:

          (1) Indebtedness of such Person, and all obligations of such Person under any Credit Facility, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and

     (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

unless, with respect to obligations described in the immediately preceding clause (1) or (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Notes or the applicable Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to any Subsidiary of such Person;

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (other than, in the case of the Company or any Subsidiary Guarantor that Guarantees any Credit Facility, Indebtedness under any Credit Facility that is Incurred on the basis of a representation by the Company or the applicable Subsidiary Guarantor to the applicable lenders that such Person is permitted to Incur such Indebtedness under the Indenture).

     "Senior Subordinated Indebtedness" means:

          (1) with respect to the Company, the Notes, and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company; and

          (2) with respect to each Subsidiary Guarantor, its Subsidiary Guarantee of the Notes and any other Indebtedness of such Person that specifically provides that such Indebtedness rank pari passu with its applicable Subsidiary Guarantee in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Stock Offering" means a primary offering, whether public or private, of shares of common stock of the Company.

     "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency)
to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person;

          (2) such Person and one or more Subsidiaries of such Person; or

          (3) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Subsidiary of the Company that executes the Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Notes pursuant to the terms of the Indenture.

     "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized credit rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor whose assets consist of obligations of the types described in clauses (1), (2), (3), (4) and (5) hereof;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P or "R-1" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer);

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; and

          (6) investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any investment therein is made of "A3" (or higher) by Dominion Bond Rating Service Limited or Canadian Bond Rating Service, Inc. (in the case of a Canadian issuer).

     "Unrestricted Subsidiary" means:

          (1) Genesis Energy, Inc. and Tallahatchie Resources, Inc;

          (2) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material U.S. federal income tax consequences to original investors exchanging old notes for new notes pursuant to the exchange offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, the "Code," existing, temporary and proposed Treasury regulations promulgated thereunder, Internal Revenue Service, or "IRS" rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect or proposed on the date hereof, and all of which are subject to change at any time, possibly with retroactive effect or different interpretation.

     This discussion is limited to original investors of the old notes who purchased the old notes at the offering price to investors set forth on the cover page of our confidential offering circular dated March 17, 2003 and who hold the old notes as capital assets within the meaning of section 1221 of the Code, capital assets generally referring to property held for investment and not for sale to customers in the ordinary course of a trade or business. This discussion is for general information only and does not address all of the tax consequences that may be relevant to original investors in light of their particular circumstances or to certain types of original investors, such as persons having a functional currency other than the U.S. dollar, persons subject to special rules applicable to former citizens and residents of the U.S., persons subject to the alternative minimum tax, certain financial institutions, insurance companies, grantor trusts, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies or persons holding the notes in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction, corporations treated as foreign or domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies. Moreover, this discussion does not address any of the U.S. federal income tax consequences to original investors that do not acquire new notes pursuant to the exchange offer, nor does it address the applicability or effect of any state, local or foreign tax laws or any treaty and any changes or proposed changes in applicable tax laws or interpretations thereof.

     We have not sought and will not seek any rulings from the IRS regarding our position discussed herein. We cannot assure you that the IRS will not take a different position concerning the U.S. federal income tax consequences of exchanging old notes for new notes.

EXCHANGE OFFER

     The exchange of old notes for new notes pursuant to the exchange offer will not be treated as a taxable "exchange" for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. New notes received by an original investor of old notes will be treated as a continuation of the old notes in the hands of such holder. Accordingly, there will not be any U.S. federal income tax consequences to the original investor exchanging old notes for new notes pursuant to the exchange offer. An original investor's holding period of new notes will include the holding period of the old notes exchanged therefor and the adjusted tax basis of the new notes should be the same as the adjusted tax basis of the old notes exchanged therefor immediately before the exchange.

     ALL ORIGINAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE TO THEM AS WELL AS THE APPLICATION OR EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR ANY TREATY AND ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until      , 2003, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the new notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          NOTICE TO CANADIAN RESIDENTS

     Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Note holders resident in Canada are advised to seek legal advice prior to any resale of the notes.

                                 LEGAL MATTERS

     Certain legal matters with respect to the exchange offer will be passed upon for us by Jenkens & Gilchrist, A Professional Corporation, Houston, Texas.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated by reference herein (which report includes an emphasis paragraph regarding the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Retirement Obligations"), they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

     Certain estimates of our oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from engineering reports prepared by DeGolyer and MacNaughton as of December 31, 2000, 2001 and 2002, and all such information has been so included on the authority of such firm as expert regarding the matters contained in its reports.

                    $225,000,000 7 1/2% SENIOR SUBORDINATED
                                 NOTES DUE 2013
  ---------------------------------------------------------------------------

                                   (DRI LOGO)

                               OFFER TO EXCHANGE
                   ALL OUTSTANDING 7 1/2% SENIOR SUBORDINATED
              NOTES DUE 2013 FOR 7 1/2% SENIOR SUBORDINATED NOTES
                                    DUE 2013
                      WHICH HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                                   PROSPECTUS

                                         , 2003

                         ------------------------------

     Until      , 2003, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               [ALTERNATE PAGE FOR AFFILIATE REOFFER PROSPECTUS]

                             PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION, DATED MAY 14, 2003
                                   $6,000,000

                                   (DRI LOGO)

                             DENBURY RESOURCES INC.

     The selling noteholder identified in this prospectus may offer for resale from time to time up to $6,000,000 of Denbury Resources Inc.'s 7 1/2% Senior Subordinated Notes Due 2013 which it owns. Denbury will not receive any of the proceeds from any sale of the notes held by the selling noteholder and is not offering any notes for sale under this prospectus. See "Plan of Distribution" for a description of the basis upon which any sales of notes by the selling noteholder may be made.

                               ------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2003.

              [ALTERNATIVE PAGE FOR AFFILIATE REOFFER PROSPECTUS]

                       NOTES OWNED BY SELLING NOTEHOLDER

     The Selling Noteholder is Tortuga Investment Corp. Tortuga is owned by Ronald G. Greene, Chairman of the Board of Directors of Denbury Resources Inc. Tortuga owns $6,000,000 of notes, may from time to time offer some or all of the $6,000,000 of Notes it owns for resale, and if all notes are sold, will hold no notes after the completion of such resale.

                              PLAN OF DISTRIBUTION

     The sale of all or a portion of the notes offered hereby by the selling noteholder may be effected from time to time at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed, or at negotiated prices. The selling noteholder may effect such transactions by selling directly to purchasers in negotiated transactions, to dealers acting as principals or through one or more brokers, or any combination of these methods of sale. Dealers or brokers may receive compensation in the form of discounts, concessions or commissions from the selling noteholder and/or purchasers of notes for whom they may act as agent (which compensation may be in excess of customary commissions). The selling noteholder and any brokers or dealers who participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. Denbury and the selling noteholder may agree to indemnify such brokers or dealers against certain liabilities, including liabilities under the Securities Act.

     To the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed, disclosing (1) the name of any such brokers or dealers, (2) the amount of notes involved, (3) the price at which such notes are to be sold, (4) the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable, (5) that such brokers or dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (6) other facts material to the transaction.

     The selling noteholder may elect not to sell any of the notes offered hereby.

     The selling noteholder will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of the notes.

                          NOTICE TO CANADIAN RESIDENTS

     Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Note holders resident in Canada are advised to seek legal advice prior to any resale of the notes.

                                 LEGAL MATTERS

     Certain legal matters with respect to the exchange offer will be passed upon for us by Jenkens & Gilchrist, A Professional Corporation, Houston, Texas.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of an action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

     Our certificate of incorporation provides that we shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 145 of the DGCL of the State of Delaware. Reference is made to the Certificate of Incorporation incorporated by reference to Exhibit 3(a) of our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are part of this Registration Statement and are filed herewith:

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBIT
-------                     ----------------------
 4(a)    Indenture among Denbury Resources Inc., certain of its
         subsidiaries and JPMorgan Chase Bank as trustee dated as of
         March 25, 2003.
 4(b)    Registration Rights Agreement dated March 25, 2003.
 5       Opinion of Jenkens & Gilchrist, A Professional Corporation.
12       Statement regarding Computation of Ratios.
15       Letter from Deloitte & Touche LLP, independent accountants, as to unaudited interim financial information.
23(a)    Consent of Deloitte & Touche LLP.
23(b)    Consent of DeGolyer and MacNaughton.
23(c)    Consent of Jenkens & Gilchrist, A Professional Corporation
         (included in Exhibit 5).
24       Powers of Attorney (included on signature page).
25       Statement of eligibility on Form T-1 of trustee under the
         indenture.
99(a)    Form of Letter of Transmittal.
99(b)    Form of Notice of Guaranteed Delivery.
99(c)    Form of Letter to Registered Holders and DTC Participants.
99(d)    Form of Letter to Clients.
99(e)    Form of Instructions to Registered Holder and/or Book-Entry
         Transfer Participant from beneficial owner.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (a) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) to supply by means of a post- effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2003.

                                          DENBURY RESOURCES INC.

                                          BY:       /s/ PHIL RYKHOEK
                                            ------------------------------------
                                                        Phil Rykhoek
                                                Sr. Vice President and Chief
                                                      Financial Officer

     Each person whose signature appears below as a signatory to this registration statement constitutes and appoints Gareth Roberts and Phil Rykhoek, or either one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.

                 Signatures                                     Title                       Date
                 ----------                                     -----                       ----



             /s/ GARETH ROBERTS                 Chief Executive Officer and Director    May 14, 2003
---------------------------------------------       (Principal Executive Officer)
               Gareth Roberts




              /s/ PHIL RYKHOEK                   Sr. Vice President, Chief Financial    May 14, 2003
---------------------------------------------                  Officer
                Phil Rykhoek                                and Secretary
                                                    (Principal Financial Officer)




              /s/ MARK C. ALLEN                  Vice President and Chief Accounting    May 14, 2003
---------------------------------------------                  Officer
                Mark C. Allen                      (Principal Accounting Officer)




            /s/ RONALD G. GREENE                 Chairman of the Board and Director      May 8, 2003
---------------------------------------------
              Ronald G. Greene




            /s/ DAVID I. HEATHER                              Director                  May 14, 2003
---------------------------------------------
              David I. Heather




             /s/ DAVID B. MILLER                              Director                  May 14, 2003
---------------------------------------------
               David B. Miller




          /s/ WIELAND F. WETTSTEIN                            Director                  May 14, 2003
---------------------------------------------
            Wieland F. Wettstein

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2003.

                                          DENBURY ENERGY SERVICES, INC.

                                          BY:       /s/ PHIL RYKHOEK
                                            ------------------------------------
                                                        Phil Rykhoek
                                                Sr. Vice President and Chief
                                                      Financial Officer

     Each person whose signature appears below as a signatory to this registration statement constitutes and appoints Gareth Roberts and Phil Rykhoek, or either one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.

                 Signatures                                     Title                        Date
                 ----------                                     -----                        ----



             /s/ RONALD GRAMLING                              President                  May 14, 2003
---------------------------------------------
               Ronald Gramling




             /s/ GARETH ROBERTS                                Director                  May 14, 2003
---------------------------------------------
               Gareth Roberts




              /s/ PHIL RYKHOEK                   Sr. Vice President, Chief Financial     May 14, 2003
---------------------------------------------                  Officer,
                Phil Rykhoek                            Secretary and Director
                                                    (Principal Financial Officer)




              /s/ MARK C. ALLEN                           Vice President and             May 14, 2003
---------------------------------------------          Chief Accounting Officer
                Mark C. Allen                       (Principal Accounting Officer)




             /s/ MARK A. WORTHEY                     Vice President of Operations        May 14, 2003
---------------------------------------------                and Director
               Mark A. Worthey




             /s/ RONALD T. EVANS               Vice President of Reservoir Engineering   May 14, 2003
---------------------------------------------                and Director
               Ronald T. Evans

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2003.

                                        DENBURY OFFSHORE, INC.
                                        DENBURY MARINE, L.L.C.
                                        DENBURY GATHERING & MARKETING, INC.

                                        BY:         /s/ PHIL RYKHOEK
                                           -------------------------------------
                                               Sr. Vice President and Chief
                                                     Financial Officer

     Each person whose signature appears below as a signatory to this registration statement constitutes and appoints Gareth Roberts and Phil Rykhoek, or either one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.

                 Signatures                                     Title                        Date
                 ----------                                     -----                        ----



             /s/ GARETH ROBERTS                  Chief Executive Officer and Director    May 14, 2003
---------------------------------------------       (Principal Executive Officer)
               Gareth Roberts




              /s/ PHIL RYKHOEK                   Sr. Vice President, Chief Financial     May 14, 2003
---------------------------------------------                  Officer,
                Phil Rykhoek                            Secretary and Director
                                                    (Principal Financial Officer)




              /s/ MARK C. ALLEN                  Vice President and Chief Accounting     May 14, 2003
---------------------------------------------                  Officer
                Mark C. Allen                       (Principal Accounting Officer)




             /s/ MARK A. WORTHEY                     Vice President of Operations        May 14, 2003
---------------------------------------------                and Director
               Mark A. Worthey




             /s/ RONALD T. EVANS               Vice President of Reservoir Engineering   May 14, 2003
---------------------------------------------                and Director
               Ronald T. Evans

                                 EXHIBIT INDEX

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBIT
-------                     ----------------------
  4(a)   Indenture among Denbury Resources Inc., certain of its
         subsidiaries and JPMorgan Chase Bank as trustee dated as of
         March 25, 2003.
  4(b)   Registration Rights Agreement dated March 25, 2003.
  5      Opinion of Jenkens & Gilchrist, A Professional Corporation.
 12      Statement regarding Computation of Ratios.
 15      Letter from Deloitte & Touche LLP, independent accountants, as to unaudited interim financial information.
 23(a)   Consent of Deloitte & Touche LLP.
 23(b)   Consent of DeGolyer and MacNaughton.
 23(c)   Consent of Jenkens & Gilchrist, A Professional Corporation
         (included in Exhibit 5).
 24      Powers of Attorney (included on signature page).
 25      Statement of eligibility on Form T-1 of trustee under the
         indenture.
 99(a)   Form of Letter of Transmittal.
 99(b)   Form of Notice of Guaranteed Delivery.
 99(c)   Form of Letter to Registered Holders and DTC Participants.
 99(d)   Form of Letter to Clients.
 99(e)   Form of Instructions to Registered Holder and/or Book-Entry
         Transfer Participant from beneficial owner.